UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2024 (March 26, 2024)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in July 2023, Pratt & Whitney announced that it had determined that a rare condition in the powdered metal used to manufacture certain engine parts would require accelerated inspection of the PW1100G-JM geared turbo fan (“GTF”) fleet, which powers the A320neo aircraft. Pratt & Whitney notified Spirit Airlines, Inc. (“Spirit”) that nearly all GTF engines in its fleet, including potentially the engines slotted for near term future aircraft deliveries would be subject to the removal and inspection, or replacement, of the powdered metal impacted parts. As a result, Spirit has removed engines from service and grounded some of its A320neo aircraft for inspection requirements.

On March 26, 2024, Spirit entered into an agreement with International Aero Engines, LLC ("IAE"), an affiliate of Pratt & Whitney (the “Agreement”) pursuant to which IAE will provide Spirit with a monthly credit through the end of 2024, subject to certain conditions, as compensation for each Spirit aircraft unavailable for operational service due to GTF engine issues. The estimated impact of the Agreement on Spirit’s liquidity is currently expected to be between $150 million and $200 million, primarily determined by the number of days accumulated in 2024 in which Spirit aircraft are unavailable for operational service due to GTF engine issues. Pursuant to the Agreement, Spirit agreed to release IAE and its affiliates from claims related to the impacted engines that have accrued or may accrue prior to December 31, 2024. Spirit intends to discuss appropriate arrangements with Pratt & Whitney in due course for any Spirit aircraft that remain unavailable for operational service after December 31, 2024.

Cautionary Statement Regarding Forward Looking Statements

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of Spirit contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, estimates regarding the impact the Agreement will have on Spirit’s liquidity. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in Spirit’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in Spirit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in Spirit's Securities and Exchange Commission filings, including but not limited to Spirit's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2024	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel